Exhibit 99.01

Vocera Acquires Extension Healthcare

Acquisition extends Vocera’s powerful communication software platform.

SAN JOSE, Calif., Oct. 27, 2016 (GLOBE NEWSWIRE) – Vocera Communications, Inc. (NYSE:VCRA), the leading healthcare communications company, today announced that it has acquired Extension Healthcare for approximately $55 million in an all-cash transaction. Based in Fort Wayne, Ind., Extension Healthcare is a leading provider of clinical, event-driven communication and workflow collaboration software for the hospital environment.

The strengths of the two companies and their solutions will deepen interoperability of the Vocera Communication Platform with more than 120 clinical systems, including electronic health records (EHRs), physiologic monitors, enterprise clinical systems, and biomed devices such as ventilators. It will also extend the scalability of the enterprise-class platform and enable stronger person-to-person and system-to-person workflows within a single system from a single vendor. The addition of Extension Healthcare’s complementary software to the Vocera Communication Platform creates the most powerful and complete mobile communication and collaboration platform on the market.

“This acquisition extends the power of Vocera’s software platform for hospitals and health systems seeking one partner for all of their care team collaboration, workflow and communication needs,” said Brent Lang, president and CEO of Vocera. “In addition to offering a powerful combination of technology, Vocera and Extension Healthcare share a mission to improve care delivery, efficiency and safety, while also improving the lives of patients, families and care teams around the world.”

Todd Plesko, co-founder and CEO of Extension Healthcare said, “It’s inspiring to be part of healthcare’s next generation of technology that simplifies and improves care team collaboration. With our visions aligned and software platforms combined, this new endeavor will make a positive and lasting impact on healthcare delivery.”

Founded in 2009, Extension Healthcare is known in the market for its clinical integration software solution Engage, which features an advanced clinical rules engine that unifies data from multiple sources simultaneously, enables prioritization of notifications, adds patient context, and sends messages to the right care team members on their mobile devices. The Engage platform allows clinicians to be away from the bedside while staying informed about their patients. As a result of faster care team response times and reduced noise, patients report higher satisfaction. Similarly, using information from location tracking systems, Engage helps reduce interruption fatigue and unnecessary alarms by detecting the presence of a nurse at the patient’s bedside.

Selected by more than 230 healthcare customers, the Engage software platform has enabled multi-disciplinary care teams to improve response times, minimize interruption fatigue, and reduce patient falls, among other benefits. The intuitive technology offers widespread interoperability and will expand Vocera’s product portfolio, differentiate its competitive position, increase its customer base, and expand the company’s market reach.

Vocera and Extension Healthcare have collaborated many times and share more than 40 hospital customers across the United States, including several medical centers within the Veterans Health Administration. The acquisition will enable Vocera to expand customer relationships and grow software revenue faster by providing highly relevant cross-selling opportunities. In addition, the complete solution will better position Vocera to win more large system-wide deals, according to Lang.

Berkery Noyes served as the exclusive financial advisor to Extension Healthcare on the transaction.

Vocera will host a conference call at 5 p.m. ET (2 p.m. PT) today, October 27, 2016, to discuss this transaction and the Company’s Q3 2016 results, which were issued in a separate press release today.

Investors may access a free, live webcast of the call through the Investors section of the Company’s website at investors.vocera.com. The call also can be accessed by dialing 844-464-3152, or 508-637-5574 for international callers, and using the access code 81440273. A webcast replay of the call will be archived on the Vocera website.

About Vocera

Vocera Communications, Inc. offers the most robust clinical communications system in healthcare. Vocera delivers secure, integrated and intelligent communication solutions that enable care teams to collaborate more efficiently by delivering the right information, to the right person, on the right device, in the right location, at the right time. Vocera solutions provide hands-free voice communication, secure text messaging, patient engagement tools, and integrated clinical workflow with EHRs, nurse call systems and physiological monitors. These solutions help improve operational efficiency, quality of care, safety and satisfaction across the continuum of care. In addition to technology solutions, Vocera drives thought leadership and new standards in care to elevate patient, family, nurse and physician experiences via the company’s research collaborative, the Experience Innovation Network. Vocera is led by President and CEO Brent Lang and is headquartered in San Jose, California, with offices in San Francisco, Tennessee, Canada, India, United Arab Emirates and the United Kingdom. Robert J. Zollars is the Chairman of the Board. For more information, visit www.vocera.com and @VoceraComm on Twitter.

The Vocera logo is a trademark of Vocera Communications, Inc. Vocera® is a trademark of Vocera Communications, Inc. registered in the United States and other jurisdictions. All other trademarks appearing in this release are the property of their respective owners.

About Extension Healthcare

Extension Healthcare’s Engage™ “one platform” approach improves clinical communication, collaboration, care coordination, and workflow with a specific focus on reducing unnecessary clinical interruptions and improving response to critical patient events. With what is traditionally accomplished using several vendors and platforms, Extension combines comprehensive alarm management with secure communications on a single platform. The Extension platform intelligently notifies clinicians about real-time patient events through context-driven notifications to smartphones and other common mobile communication devices. Designed for enabling situational awareness and timely information sharing across care teams inside and outside the hospital, Engage aggregates alarm, patient, and care team data from a variety of systems including physiologic monitors, nurse call and lab systems, electronic health records (EHRs), and location sensing technologies and sends relevant information to enhance the usefulness of alarm and alert notifications. Leveraging the common platform that is purpose built for extensive integration and data aggregation, the Engage Mobile secure texting solution helps to expedite care coordination in response to events. With proven integrations and interoperability selected by more than 230 customers, Extension Healthcare has become a leading solution for improving care quality and patient and caregiver experiences.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, the benefits that Vocera expects to receive from the Extension acquisition and are identified by the use of words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “potential,” “continue” or the negative of such terms, or other comparable terminology. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including but not limited to: business and economic conditions; growth trends in the industry; an inability to introduce Extension Healthcare products into our customer base or failure to obtain customer acceptance; disruption in business relationships with key customers; failure to retain and motivate personnel; and other risks customary to achieving the benefits of acquisitions. These risks as well as other risks associated with our business are described in our annual report on Form 10-K for the fiscal year ended December 31, 2015, and our quarterly and other reports filed with the Securities and Exchange Commission. This press release speaks only as of its date. We assume no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual events or results could differ materially from those anticipated in forward-looking statements.

INVESTOR CONTACT:

Sue Dooley

Vocera

408.882.5971

investorrelations@vocera.com

MEDIA CONTACT:

Tara Stultz

Amendola Communications

440.225.9595

tstultz@acmarketingpr.com